INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statement on Form N-2 (File No. 333-239681) of SuRo Capital Corp. (the “Company”) and in the Registration Statement on Form S-8 (File No. 333-239662) of the Company (collectively, the “Registration Statements”) of our report dated March 11, 2022, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31 2021, which report is included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021 (the “Form 10-K”). We also consent to the reference to us under the heading “Senior Securities” in Part II, Item 5 of the Form 10-K.

We consent to the incorporation by reference in the Registration Statements of our report dated March 11, 2022, relating to the financial information set forth under the heading “Senior Securities” in Part II, Item 5 of the Form 10-K, which report is included as an exhibit to the Form 10-K.

/s/ Marcum LLP

San Francisco
March 11, 2022